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                                   EXHIBIT 10.36.2


                                  GUARANTY AGREEMENT

    THIS AGREEMENT is made effective as of the 22ND day of August, 1997, by CROSS-CONTINENT AUTO RETAILERS, INC., A DELAWARE CORPORATION, (the "GUARANTOR"), having a notice address of 1201 SOUTH TAYLOR STREET, P.O. BOX 750, AMARILLO, TEXAS 79105-0750, in favor of GENERAL MOTORS ACCEPTANCE CORPORATION (the "LENDER") having a notice address of 6303 WATERFORD BOULEVARD, SUITE 100, OKLAHOMA CITY, OKLAHOMA 73118.

                                 W I T N E S S E T H:

    In consideration of the release by GMAC of the Guaranty Agreements of various entities of which the undersigned is a shareholder or an affiliate and the release of personal guaranties of various individuals of the obligations of PERFORMANCE DODGE, INC., PERFORMANCE NISSAN, INC., MIDWAY CHEVROLET, INC., PLAINS CHEVROLET, INC., QUALITY NISSAN, INC., WESTGATE CHEVROLET, INC., AND SAHARA NISSAN, INC., and in consideration of present and future financial accommodations to MIDWAY CHEVROLET, INC., PLAINS CHEVROLET, INC., QUALITY NISSAN, INC., WESTGATE CHEVROLET, INC., AND SAHARA NISSAN, INC., (HEREINAFTER COLLECTIVELY REFERRED TO AS "BORROWERS") and the benefits to be derived by Guarantor therefrom, IT IS AGREED as follows:

    1. The Guarantor guarantees to Lender the absolute, complete and punctual performance of any liability, indebtedness, or obligation of Borrowers, either individually and/or collectively, to GMAC of every kind and nature, now existing or hereafter arising, whether matured or unmatured, and any costs or expenses, including reasonable attorneys, fees incurred in the collection or enforcement of any such obligation. The obligation of the Guarantor hereunder is an absolute, unconditional and continuing guaranty of payment and performance by the Borrowers and will not terminate until the Borrowers have paid in full all of the amounts owing to Lender and have performed all of the Borrowers, obligations under any and all agreements with Lender.

    2. The Guarantor agrees that the Guarantor's liability hereunder will not be released, reduced, impaired or affected by the occurrence of any one or more of the following events: (a) the Lender's obtaining collateral from the Borrowers or any other person to secure payment or performance under any agreement; (b) the assumption of liability by any other person (whether as Guarantor or otherwise) for payment or performance under any agreement; (c) the release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under any agreement; (d) the subordination, relinquishment or discharge of the Lender's rights relating to any agreement or any collateral described therein; (e) the full or partial release from liability by the Lender of any other person now or hereafter liable for payment or performance under any agreement; (f) the death,

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insolvency, bankruptcy, reorganization, disability, discharge, waiver or other exoneration by the Lender of any other person now or hereafter liable for payment or performance under any agreement; (g) the renewal, consolidation, extension, modification, rearrangement or amendment from time to time of the loan or of the terms of any one or more of any agreement; (h) the failure, delay, waiver or refusal by the Lender to exercise any right or remedy held by the Lender under any agreement; (i) the invalidity, unenforceability or insufficiency of any agreement or any collateral securing payment or performance thereunder; or (j) the failure of the Guarantor to be given notice of any one or more of the foregoing actions or events.

    3. The Lender may, at the Lender's option, proceed to enforce this Agreement directly against the Guarantor without first proceeding against the Borrowers for payment or performance under any agreement if the Borrower is in default and without first proceeding against or exhausting any collateral now or hereafter held by the Lender to secure payment or performance under any agreement.

    4. The Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of acceptance of this Agreement and all other notice of any nature in connection with the exercise of the Lender's rights under any agreement or this Agreement. Performance by the Guarantor hereunder will not entitle the Guarantor to any payment by any Borrower under any claim for contribution, indemnification, subrogation or otherwise, until such time as the Borrower shall have paid in full all amounts owing to the Lender and performed all of the Borrower's obligations under any agreement.

    5. The Guarantor agrees that in any action brought to enforce this Agreement in which the Lender prevails, the Guarantor will pay to the Lender reasonable attorney's fees, court costs and other expenses incurred by the Lender.

    6. Nothing herein contained will limit the Lender in exercising any rights held under any agreement. In the event ofany defaultunder any agreement or this Agreement, the Lender will be entitled to enforce any one or more of the rights held by the Lender and such action will not he deemed a waiver of any other right held by the Lender. All of the remedies of the Lender under this Agreement and any agreement are cumulative and not alternative.

    7. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect or for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect.

    8. This agreement will be binding on the Guarantor(s) and all representatives, successors and assigns of the Guarantor(s) and will

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inure to the benefit of the Lender and all successors and assigns of the
Lender.

    9.   This Agreement cannot be amended except by an agreement in writing.


                                       CROSS-CONTINENT AUTO RETAILERS, INC.
                                       A DELAWARE CORPORATION


                                       BY:  /s/ BILL GILLILAND
                                           ----------------------------------
                                            BILL GILLILAND

                                       ITS: CHAIRMAN OF THE BOARD AND
                                           ----------------------------------
                                            CHIEF EXECUTIVE OFFICER
                                           ----------------------------------


STATE OF TEXAS          )
                        )    ss.
COUNTY OF POTTER        )

    Before me, a Notary Public, on this 22ND day of August, 1997, personally appeared BILL GILLILAND, to me known to be the identical person who subscribed the name of the maker thereof to the Guaranty Agreement as its Chairman of the Board and Chief Executive Officer, and acknowledged to me that he executed the same as the free and voluntary act and deed of such corporation, for the uses and purposes therien set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.


                                       /s/ Kathy Rieken
                                       --------------------------------------
[SEAL]                                 Notary Public


My Commission Expires:

     5-6-98
----------------------